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                                                                    EXHIBIT 4.04



                          REGISTRATION RIGHTS AGREEMENT

                                       FOR

                                  COMMON STOCK

                              Dated March 11, 1997

                                  by and among

                         FSC SEMICONDUCTOR CORPORATION,

                         STERLING HOLDING COMPANY, LLC,

                       NATIONAL SEMICONDUCTOR CORPORATION,

                                       and

                       THE INVESTORS LISTED ON SCHEDULE A
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                 REGISTRATION RIGHTS AGREEMENT FOR COMMON STOCK

                  This Registration Rights Agreement for Common Stock (the "Agreement") is made and entered into March 11, 1997, by and among FSC Semiconductor Corporation, a Delaware corporation (the "Company"), Sterling Holding Company, LLC, a Delaware limited liability company ("Sterling"), National Semiconductor Corporation, a Delaware corporation ("NSC"), and the investors (the "Additional Investors") listed on Schedule A hereto. Sterling, NSC and the Additional Investors are sometimes referred to herein collectively as the "Investors" and each individually as the "Investor".

                  This Agreement is made pursuant to the Securities Purchase and Holders Agreement (as hereinafter defined). In order to induce the Investors to enter into the Securities Purchase and Holders Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  The parties hereby agree as follows:

                  1.       Definitions

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  "Commission" means the Securities and Exchange
Commission.

                  "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, including shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock, par value $.01 per share, and as adjusted for any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

                  "Demand Registration" has the meaning set forth in
Section 4(a) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
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                  "Person" means an individual, partnership, corporation, trust, joint venture or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, including any prospectus subject to completion, and any prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Public Offering" means a successfully completed underwritten public offering pursuant to an effective registration statement under the Securities Act (other than a Special Registration Statement) in respect of the offer and sale of shares of Common Stock.

                  "Registration Expenses" means the costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement (including all federal and state registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, the fees and expenses of the Company's independent public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such registration) and Securities and Exchange Commission, securities exchange and NASD fees, fees and expenses to prepare and distribute the applicable registration statement and fees and disbursements of one counsel selected by the holder demanding registration if the registration is a Demand Registration or otherwise by the holders of a majority of the Registrable Securities to be registered) other than the costs and expenses of any Investors whose Registrable Securities are to be registered pursuant to this Agreement comprising underwriters' commissions, brokerage fees, transfer taxes or the fees and expenses of any accountants or other representatives (including counsel except as provided above) retained by any Investor.

                  "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities


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pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits thereto and all material incorporated by reference in such Registration Statement.

                  "Registrable Securities" has the meaning set forth in
Section 2 of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  "Securities Purchase and Holders Agreement" means the Securities Purchase and Holders Agreement dated March 11, 1997 among the Company, Sterling, the Additional Investors and the other signatories thereto.

                  "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering.

                  "Unit Offering" means a public offering of a combination of debt and equity securities of the Company in which (i) not more than 20% of the gross proceeds received for the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Exchange Act.

                  "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                  2. Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities. As used herein, "Registrable Securities" means the shares of Common Stock that are issued and outstanding on the date hereof and the shares of Common Stock that become issued and outstanding after the date hereof; provided, however, that each share of Common Stock shall cease to be a Registrable Security when (i) it has been

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effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or otherwise if, as a result of or following any sale referred to in this clause (ii), such shares become represented by a new certificate or other evidence of ownership not bearing a legend as set forth in Section 3.3 of the Securities Purchase and Holders Agreement (or other legend of similar import) and not subject to any stop transfer order and no other restriction on transfer exists under the Securities Act or (iii) it is eligible for resale under Rule 144 (or other similar provisions then in force) under the Securities Act and the aggregate number of shares held by the holder thereof constitutes less than 1% of the shares of Common Stock then outstanding.

                  3.       Incidental Registration.

                           (a) Right to Include Common Stock. If the Company at
any time proposes to register any of its Common Stock, or securities convertible into or exchangeable for Common Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account, it will each such time give at least 40 days prior written notice (the "Notice") to all holders of Registrable Securities of its intention to file a registration statement under the Securities Act and of such holders' rights under this
Section 3. Upon the written request of any such holders of Registrable Securities made within 20 days of the date of the Notice (which request shall specify the aggregate number of the Registrable Securities to be registered and will also specify the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof (an "Incidental Registration"), to the extent required to permit the public disposition (in accordance with such intended methods thereof) of the Registrable Securities to be so registered; provided, that (i) if, any time after giving written notice of its intention to register shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company's Common Stock, the Company shall give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be

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relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); (ii) if a registration requested pursuant to this Section 3 shall involve an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least 15 days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration; and (iii) if, at any time after the 180-day or shorter period specified in Section 3(b), the sale of the securities has not been completed, the Company may withdraw from the registration on a pro rata basis (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered) the Registrable Securities which the Company has been requested to register and which have not been sold.

                           (b) Priority in Incidental Registrations. With
respect to Incidental Registrations that do not involve a Demand Registration which is covered by Section 4 below, if a registration pursuant to Section 3(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of such shares of Common Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, and (ii) second, the Registrable Securities of the holder(s) of Registrable Securities requested to be included in such Incidental Registration. To the extent that shares of Common Stock to be included in the Incidental Registration must be allocated among the holders(s) of Registrable Securities pursuant to clause (ii) above, such shares shall be allocated pro rata among the holders(s) of Registrable Securities based on the number of shares of Common Stock that such holders(s) of Registrable Securities shall have requested to be included therein. Notwithstanding the foregoing,


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if an Incidental Registration (whether or not it is a Demand Registration) is an underwritten offering, the managing underwriter or underwriters may select shares for inclusion, or exclude shares completely, in such Incidental Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis, or inclusion of such shares, would be material to the success of the offering.

                           (c)      Expenses.  The Company will pay all
Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.

                           (d) Liability for Delay. The Company shall not be
held responsible for any delay in the filing or processing of a registration statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 3 nor for any delay in requesting the effectiveness of such registration statement.

                           (e) Participation in Underwritten Registrations. No
holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell his or its Common Stock on the basis provided in any underwriting arrangements approved by the persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements, opinions of counsel, escrow agreements, indemnification agreements and other documents customarily required under the terms of such underwriting arrangements.

                  4.       Demand Registration

                           (a) Right to Demand Registration. Subject to Section
4(b) below, each of Sterling and NSC shall be entitled to make a written request ("Demand Registration Request") to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities owned by it (a "Demand Registration") (which Demand Registration Request shall specify the intended number of Registrable Securities to be disposed of by such holder and the intended method of disposition thereof); provided, that (i) the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment that due to a pending or

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contemplated acquisition or disposition or public offering or other similar transaction involving the Company it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 180 days, and (ii) if the Company elects not to effect the Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement.

                           (b) Number of Demand Registrations. Sterling shall be
entitled to make one or more Demand Registration Requests at any time and from time to time. NSC shall be entitled to make up to two Demand Registration Requests at any time and from time to time beginning 180 days after the Company has consummated a Public Offering (or otherwise has a class of equity securities registered pursuant to Section 12 of the Exchange Act) provided that the Company need not effect the Demand Registration unless such Demand Registration includes at least 33% of the aggregate Registrable Securities held by NSC on the date hereof (adjusted for any stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction). The Registration Expenses shall be borne by the Company.

                           (c) Priority on Demand Registration. If any of the
Registrable Securities proposed to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of the Common Stock, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration held by the party requesting such Demand Registration; (ii) second, shares of Common Stock to be offered by the Company in such Demand Registration and (iii) third, shares of Common Stock held by other holders requested to be included in such Demand Registration, provided that such amount shall be allocated among such other


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holders on a pro rata basis based upon their respective percentage of ownership of the total number of shares of Common Stock then outstanding.

                  5. Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as reasonably possible:

                           (a)      prepare and file with the Commission a
registration statement with respect to such Registrable Securities (with respect to a Demand Registration, within 90 days of such demand (subject to Section 4(a))), and use its best efforts to cause such registration statement to become effective, provided, however, that, subject to the provisions of Sections 3 or 4, as applicable, the Company may discontinue any registration of its securities which is being effected pursuant to Sections 3 or 4 herein at any time prior to the effective date of the registration statement relating thereto;

                           (b)      prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                           (c)      furnish to each seller of such Registrable
Securities such number of copies of such registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as

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such seller may reasonably request in order to facilitate the disposition of the
Registrable Securities by such seller;

                           (d) use its best efforts to register or qualify such
Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller in accordance with the intended method of disposition; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

                           (e) immediately notify each seller of any Registrable
Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in clause (b) of this Section 5, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as practicable, but in any event within ten days prepare, file and furnish to all sellers a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and use its best efforts to have any amended or supplemental prospectus declared effective (if necessary);

                           (f) use its best efforts to list such Registrable
Securities on any securities exchange on which the Common Stock is then listed or on NASDAQ if the Common Stock is then quoted on NASDAQ, if such Registrable Securities are not already so listed or


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quoted and if such listing is then permitted under the rules of such exchange or
NASDAQ, and provide an independent transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                           (g)      furnish to each seller of Registrable
Securities covered by such registration statement on the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement) a signed counterpart, addressed to such seller (and the underwriters, if any) of:

                                    (i) an opinion of counsel for the Company,
                  dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given by company counsel to the underwriter in an underwritten public offering addressed to the seller of the Registrable Securities and the managing underwriter, if any; and

                                    (ii) a "comfort" letter, dated the effective
                  date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants' letters delivered to the underwriters in underwritten offerings of securities (addressed to the sellers of the Registrable Securities and the managing underwriter, if any);

                           (h)  make available for inspection by any seller of
such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (individually, an "Inspector" and collectively, the "Inspectors"), all pertinent financial and other records, pertinent

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corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility (collectively, the "Records"), and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration; provided that any Records that are designated by the Company in writing as confidential shall be kept confidential by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (B) the release of such Records is required by law or legal process in the written opinion of counsel. Each Investor agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of the Company on the basis of material non-public information;

                           (i) in the event of any underwritten offering, enter
into and perform its obligations under an underwriting or placement agreement, in usual and customary form, with the lead underwriter(s) of such offering and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities being sold in such underwritten offering and in connection therewith (i) make such representations and warranties to the lead underwriter(s) in form, substance and scope as are customarily made by issuers to lead underwriter(s) in secondary offerings; and
(ii) deliver such documents and certificates as may be reasonably requested by the selling holders and the lead underwriter(s) to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting or placement agreement or other agreement entered into by the Company, as the case may be. The above shall be done at each closing under such underwriting or other agreement or as and to the extent required thereunder. The selling holders participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a hold-back agreement pursuant to Section 7;

                           (j) notify in writing the selling holders and the
lead underwriter(s), if any, promptly (i) of any request by the Commission for amendments or supplements to any registration


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statement or prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose,
(iii) in the case of an underwritten offering, if at any time the representations and warranties of the Company contemplated by Section 5(i) cease to be true and correct, and (iv) of the receipt by the Company, as the case may be, of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (k) if reasonably requested by the lead
underwriter(s) or a selling holder in connection with an underwritten offering and if reasonably acceptable to the Company, promptly incorporate in a prospectus supplement or post-effective amendment such information as the lead underwriter(s) and the holders of a majority in interest of the Registrable Securities being sold agree should be included therein, which such information relates to the sale of the Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to or through such underwriter(s) and the purchase price being paid therefor by such underwriter(s); and promptly make all required filings of such prospectus supplement or post-effective amendment;

                           (l) cooperate with the selling holders and the lead
underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing such securities and not bearing any restrictive legends; and enable such securities to be in such denominations and registered in such names as such holders or lead underwriter(s) may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (m) otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

                           (n) make reasonable efforts to prevent the issuance
of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the qualification (or exemption from qualification) of any of the

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securities covered thereby for sale in any jurisdiction, and, if any such other is issued, to obtain the withdrawal thereof as promptly as reasonably practicable; and

                           (o) cooperate and assist in any filings to be made
with the NASD and (subject to compliance with clause (h)) in any reasonable due diligence investigation by any "underwriter" (including any "qualified independent underwriter" required to be retained in accordance with the rules and regulations of the NASD).

                  The Company may require each seller of Registrable Securities as to which any registration is being effected promptly to furnish to the Company (i) an opinion of counsel for such seller dated the effective date of the registration statement relating to such seller's Registrable Securities (or if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Company (and the managing underwriter, if any) and (ii) such information regarding the distribution of such Registrable Securities as may be legally required. Such information shall be furnished in writing and shall state that it is being furnished for use in the registration statement.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (e) of this Section 5, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5 (if required or until receipt of notice from the Company that a supplemental or amended prospectus is not required), and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 5 and including the date when each seller of Registrable Securities covered by such registration statement shall

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have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5.

                  6.       Indemnification.

                           (a) Indemnification by the Company. The Company
hereby agrees to indemnify and hold harmless each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder's officers, directors, shareholders, partners and agents, each other Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including underwriters) who participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys' fees, costs or expenses (collectively, the "Damages"), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically and expressly for use in the preparation thereof; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such holder in a timely manner and such


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holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages; provided, further, that in no event shall the indemnification included under this clause (a) be at a level less than that provided by the Company to the underwriters of the applicable offering.

                           (b) Indemnification by the Holders of Registrable
Securities Which Are Registered. Each holder, by its exercise of any benefit of this Agreement, agrees that it will indemnify and hold harmless the Company, its directors, officers and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act, the Exchange Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities specifically and expressly for use in the preparation thereof; provided, however, that in no event shall the indemnification included under this clause (b) be at a level greater than that provided by the Company to the underwriters of the applicable offering in proportion to the proceeds to the Company and to such selling holder of such offering. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

                           (c) Conduct of Indemnification Proceedings. Any
Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 6; and
(ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties under applicable standards of professional responsibility, with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, however, that no indemnifying party will consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                           (d) Contribution. If for any reason the
indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation. It is agreed that it would not be just and equitable if contributions pursuant to this subsection 6(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 6(d).

                  7.  Hold-Back Agreements

                           (a)      Restrictions on Public Sale by Holder of
Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Sections 3 or 4 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period (or such shorter period as may be agreed to by the parties hereto) beginning on the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

                  The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

                           (b) Restrictions on Public Sale by the Company and
Others. The Company shall (i) not effect any public sale or distribution of any of its Common Stock for its own account during the 10-day period prior to, and during the 180-day period beginning on, the effective date of a Registration Statement filed pursuant to Sections 3 or 4 (except as part of a Special Registration Statement), and (ii) use reasonable efforts to cause each holder of Common Stock purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

                  8.       Underwritten Registration

                  If any of the Registrable Securities covered by any Incidental Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company and, in the case of a Demand Registration, approved by the party making the Demand Registration Request.

                  Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  9.       Miscellaneous

                           (a) Amendment and Modification. This Agreement may be
amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) Sterling (so long as Sterling and its Affiliates own in the aggregate at least 25% of the outstanding Common Stock on a fully diluted basis), (iii) NSC (so long as NSC and its Affiliates own in the aggregate at least 5% of the outstanding Common Stock on a fully-diluted basis), (iv) the holders of a majority of the shares of the Registrable Securities held by Investors other than Sterling, and (v) in the case of any amendment which materially and adversely affects any Investor differently from any other Investor, such Investor. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                           (b) Survival of Representations and Warranties. All
representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

                           (c) Successors and Assigns; Entire Agreement. This
Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any Permitted Transferee under the Securities Purchase and Holders Agreement) and executors, administrators and heirs. This Agreement sets forth the entire agreement and understandings among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

                           (d) Separability. In the event that any provision of
this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                           (e) Notices. All notices provided for or permitted
hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to the Company to:

                  FSC Semiconductor Corporation
                  333 Western Avenue
                  Portland, ME 04106
                  Attention: General Counsel, mail stop 01-00
                  Fax No.: (207) 761-6020

                  with required copies to:

                  If to Sterling, to:

                  Citicorp Venture Capital Ltd.
                  399 Park Avenue
                  14th Floor
                  New York, New York  10043
                  Attention: Richard M. Cashin,
                  James A. Urry and Paul Schorr

                  with a required copy to:

                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA  19103
                  Attention: G. Daniel O'Donnell


                  If to an Individual Investor, at the most current address given by such Individual Investor to the Company in accordance with this Section 10(e), which address initially is, with respect to each Additional Investor, the address set forth on Schedule A hereto.

                  All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when confirmed, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                           (f) Governing Law. The validity, performance,
construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of Delaware, without giving effect to principles of conflicts of law.

                           (g) Headings. The headings in this Agreement are for
convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

                           (h) Counterparts. This Agreement may be executed in
two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                           (i) Further Assurances. Each party shall cooperate
and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                           (j) Termination. Unless sooner terminated in
accordance with its terms, this Agreement shall terminate on the fifteenth anniversary of the date of this Agreement; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive the termination of this Agreement.

                           (k) Remedies. In the event of a breach or a
threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                           (l) Party No Longer Owning Securities. If a party
hereto ceases to own any Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement; provided that the indemnification rights and obligations set forth in Section 6 hereof shall survive any such cessation of ownership.

                           (m) Pronouns. Whenever the context may require, any
pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

                           (n) No Effect on Employment. Nothing herein contained
shall confer on any Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                             FSC SEMICONDUCTOR CORPORATION


                                             By:__________________________

                                             Title: ______________________


                                             STERLING HOLDING COMPANY, LLC


                                             By:__________________________

                                             Title:_______________________


                                             NATIONAL SEMICONDUCTOR
                                             CORPORATION


                                             By:__________________________

                                             Title:_______________________

                                             ADDITIONAL INVESTORS:


                                             -----------------------------


                                             -----------------------------


                                             -----------------------------


                                             -----------------------------


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                                     - 24 -

                                   SCHEDULE A

Name of Additional Investors                                             Address


                                     - 25 -